UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

GLOBAL EQUITY INTERNATIONAL, INC.

(Former name of registrant until March 29, 2018)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

Capital House, Main Street,

Lelley, HU12 8SN, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities

On June 6, 2018, Argentum 47, Inc. (“Company”) entered into a Funding Agreement (“Agreement”) with Xantis S.A. a company incorporated under the Laws of Luxembourg that was the legally appointed fund management company of Xantis Aion Securitisation Fund (“Lender”), pursuant to which the Lender, through its management company, agreed to loan the Company a minimum of £1,700,000 (approximately U.S.$1.94 million) in various tranches.

The Agreement stated that each tranche of the loan would be evidenced by a Convertible Note, bearing interest at 6% per annum. The interest on the Convertible Notes would be payable semi-annually. The first semi-annual interest payment would be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes would mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date would be mandatorily converted into shares of our Common Stock.

The Agreement stated that the conversion price under the Convertible Notes would be equal to the greater of U.S.$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” means any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

On June 8, 2018, Xantis Aion Securitisation Fund, through its appointed Trustees, wired an initial tranche of funding to the Company in the amount of U.S.$735,000.

On June 11, 2018, the Agreement was formally filed with the SEC as Exhibit 10.1 to a Form 8-K Current Report.

Effective on June 9, 2019, the maturity date, the Company fully repaid Xantis Aion Securitisation Fund a total of U.S.$779,100 (U.S.$735,000 of principal and a further U.S.$44,100 in accrued interest) by way of the issuance 38,955,000 shares (restricted under Rule 144) of its common stock at a conversion price of U.S.$0.02 per share.

The above 38,955,000 shares of our Common Stock were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (“33 Act”), provided by Section 4.(a)(2) of the 33Act and/or the exclusion from the registration requirements of the 33 Act provided by Regulation S promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2019

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer